UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMCOR PLC

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DEAR AMCOR SHAREHOLDERS

GRAEME LIEBELT

CHAIRMAN

RON DELIA

CEO

September 24, 2019

We invite you to join us at the Annual General Meeting of Shareholders of Amcor plc. The meeting will be held at The Langham Hotel located at 1C Portland Place, London W1B 1JA, United Kingdom on Tuesday, November 5, 2019, at 9:00 a.m. Greenwich Mean Time.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business that will be conducted at the meeting. You can find financial and other information about Amcor in the accompanying 2019 Annual Report to Shareholders and the Form 10-K for the fiscal year ended June 30, 2019. These materials are also available on our website, amcor.com.

Your vote is very important to us. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on November 5, 2019.

Very truly yours,

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

TUESDAY, NOVEMBER 5, 2019

9:00 a.m. Greenwich Mean Time

The Langham Hotel
1C Portland Place, London W1B 1JA
United Kingdom

ITEMS OF BUSINESS

1.	To elect ten Directors for a term of one year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020;

3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”);

4.	To cast a non-binding, advisory vote on the frequency of casting an advisory vote on executive compensation (“Frequency Vote”); and

5.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly.

By Order of the Board of Directors

DAMIEN CLAYTON,

Secretary

RECORD DATE

Only shareholders of record at the close of business on September 16, 2019, will be entitled to receive notice of and to vote at the meeting.

HOW TO ATTEND THE MEETING

If you plan to attend the meeting in person, see page 38 for information regarding admission.

Approximate Date of Mailing of Proxy Materials or Notice of Internet Availability:

September 24, 2019

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

HOW TO CAST YOUR VOTE (SEE PAGE 35)

You can vote by any of the following methods:

BY INTERNET	BY TELEPHONE	BY MAILING YOUR PROXY CARD

PROXY STATEMENT SUMMARY

Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that we hope will be helpful to our shareholders and others who read our proxy statement. This summary highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.

MATTERS TO BE VOTED ON AT THE 2019 ANNUAL MEETING

Proposal	Board Recommendation	For more detail, see page:
1. Election of Directors	FOR each Nominee	6
2. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020	FOR	29
3. Non-binding, advisory vote to approve the Company’s executive compensation	FOR	30
4. Non-binding, advisory vote to approve the frequency of advisory votes on executive compensation	1 Year	31

AMCOR PLC

Amcor plc is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018 in order to effect the merger (the “Transaction”) of Amcor Limited and Bemis Company, Inc. (“Bemis”), which closed on June 11, 2019. Through this Transaction, Amcor is now a global leader in consumer packaging with greater talent, global reach, scale and technical capabilities to offer an unrivaled value proposition for our customers – large or small – anywhere in the world.

BUSINESS HIGHLIGHTS

■	A reduction in the number of reportable employee injury cases in fiscal year 2019 by 25%.

■	Over $9.4 billion in sales in fiscal year 2019 generated from the global supply of packaging products.

■	Generated over $770 million in operating cash flow in fiscal year 2019.

■	2019 total dividend increased to 45.5 U.S. cents per share.

■	Value for shareholders to be enhanced through two initiatives announced on August 20, 2019:

■	Announced a $500 million share buy back program.

■	At least $50 million to be invested in strategic projects to advance our sustainability agenda and accelerate progress towards our previously announced sustainability goals.

CORPORATE GOVERNANCE HIGHLIGHTS

■	Nine of ten Director-nominees are independent

■	Independent Chairman of the Board

■	Regular executive sessions of independent directors

■	Annual election of all Directors

■	Single class of shares

■	No share rights plan (poison pill)

■	Stock ownership requirements for Directors

■	Annual Board and committee evaluations

EXECUTIVE COMPENSATION HIGHLIGHTS

WHAT WE DO
Balanced mix of base salary, short-term performance- based incentives and long-term incentives
All long-term incentive awards have performance-based vesting conditions
Stock ownership requirements for Executive Officers
Clawback policy applicable to certain awards in event of fraud, dishonesty, breach of obligations and certain restatements
WHAT WE DO NOT DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging of equity awards

AMCOR plc | 2019 PROXY STATEMENT	4

AMCOR plc | 2019 PROXY STATEMENT	5

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PROPOSAL 1 ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten persons to be elected at the meeting. Directors are elected to one-year terms to serve until the 2020 annual general meeting. Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her election, then that Director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy. Each member of our Board, other than Messrs. Nayar, Szczupak and Weaver, each of whom was a director of Bemis prior to the combination, was a director of Amcor Limited prior to the formation of Amcor plc, and information in this proxy statement as to each member’s tenure on our Board includes service on the Amcor Limited board. In addition, the Board has nominated Andrea Bertone to stand for election to the Board at the Annual Meeting. Ms. Bertone was initially identified as a potential Director candidate by a third-party search firm that was engaged by the Company to identify and evaluate potential candidates.

Paul Brasher, a Director and Chairman of the Audit Committee, will retire from the Board on September 30, 2019, and Eva Cheng, a Director, will retire from the Board at the Annual Meeting. The Board extends its appreciation to Mr. Brasher and Ms. Cheng for their years of service and thoughtful insight and advice.

In addition to certain biographical information about each Director and nominee, listed below is the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director on the Board.

DIRECTOR-NOMINEES

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES TO SERVE AS DIRECTORS.

GRAEME LIEBELT

Age 65 Director since: 2012 INDEPENDENT

BIOGRAPHY:

Mr. Liebelt has served as Chairman since December 2013. Mr. Liebelt was Managing Director and Chief Executive Officer of Orica Limited (2005 to 2012). During his 22 years with the ICI Australia/Orica group, Mr. Liebelt held a number of senior positions, including Managing Director of Dulux Australia, Chairman of Incitec Ltd, Director of Incitec Pivot Ltd and Chief Executive of Orica Mining Services. Mr. Liebelt was an Executive Director of the Orica Group from 1997 until March 2012. Mr. Liebelt is also a Director of Australia and New Zealand Banking Group Limited, Australian Foundation Investment Company Limited and Carey Baptist Grammar School, and he served as Chairman and Director of DuluxGroup Limited until August 2019. Mr. Liebelt holds a Bachelor of Economics (Honours) from the University of Adelaide. Mr. Liebelt is a Fellow of the Australian Academy of Technological Sciences and Engineering and a Fellow of the Australian Institute of Company Directors. Mr. Liebelt’s expertise in global manufacturing and operations provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ Executive

■ Nominating and Corporate Governance (Chair)

DR. ARMIN MEYER

Age 70 Director since: 2010 INDEPENDENT

BIOGRAPHY:

Dr. Meyer has served as Deputy Chairman of Amcor since December 2013. From 2000 to 2009, Dr. Meyer was the Chairman of the Board of Ciba Ltd. Dr. Meyer was also Chief Executive Officer of that company between 2001 and 2007. From 1995 until 2000, Dr. Meyer was Executive Vice President of ABB Ltd and a member of that group’s executive committee. Until April 2013, Dr. Meyer was a Director of Zurich Financial Services, a global insurance company, and was, until the end of 2011, a member of the executive committee and the foundation board of the International Institute for Management Development, IMD, in Lausanne, Switzerland. Dr. Meyer is a former Director of Bracell Limited, a specialty cellulose producer which was listed on the Hong Kong Stock Exchange. Dr. Meyer is a qualified electrical engineer with a Ph.D from the Swiss Federal Institute of Technology. Dr. Meyer’s experience in executive leadership, finance and global manufacturing provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ Executive (Chair)

■ Compensation (Chair)

AMCOR plc | 2019 PROXY STATEMENT	6

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RONALD DELIA

Age 48 Director since: 2015

BIOGRAPHY:

Mr. Delia joined Amcor in 2005. Mr. Delia was appointed to his current role as Managing Director and Chief Executive Officer in April 2015 and is based in Zurich. Mr. Delia’s former positions at Amcor have been: Executive Vice President Finance and Chief Financial Officer, Amcor Ltd (2011 to April 2015) based in Melbourne; Vice President and General Manager, Amcor Rigid Plastics Latin America (2008 to 2011) based in Miami; and Executive Vice President Corporate Operations, Amcor Ltd (2005 to 2008) based in Melbourne and Brussels. Prior to joining Amcor, Mr. Delia was an Associate Principal at McKinsey & Company based in New York (2000 to 2005) and also held senior commercial roles in American National Can Co., based in New Jersey (1994 to 1998). Mr. Delia holds a Masters of Business Administration from Harvard Business School and a Bachelor of Science from Fairfield University. Mr. Delia has an intimate knowledge of the Company’s business, operations and customers. His expertise in global manufacturing and operations and strategic planning, together with experience in financial reporting and management, contribute invaluable skills and capabilities to Amcor’s board of directors.

COMMITTEES:

■ Executive

ANDREA BERTONE

Age 58 Director Nominee INDEPENDENT

BIOGRAPHY:

Ms. Bertone was previously President of Duke Energy International LLC (“Duke Energy”), then wholly owned by Duke Energy Corp, a utility company, from 2009 until her retirement in 2016. Prior to serving as President of Duke Energy, Ms. Bertone served as Associate General Counsel of Duke Energy from 2003-2009 and as Assistant General Counsel, Duke Energy Trading/Marketing and Duke Energy Merchants from 2001 to 2002. Ms. Bertone also served as a director of Duke Energy International Geração Paranapanema S.A. from 2008 until 2016. From 1984 to 2000, Ms. Bertone served in various legal roles in both South America and the United States. Ms. Bertone also currently serves on the board of directors of DMC Global Inc., Peabody Energy, Inc. and Yamana Gold Inc. Ms. Bertone is a graduate of the University of São Paulo, Brazil, where she earned a juris doctorate degree, and Chicago-Kent College of Law, where she earned a master of laws degree. She also completed a finance program for senior executives at Harvard Business School. The Board believes that Ms. Bertone’s depth of experience with multinational companies operating in global markets and her experience in executive leadership and global strategy, finance, sales and marketing, will provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ None

KAREN GUERRA

Age 63 Director since: 2010 INDEPENDENT

BIOGRAPHY:

Mrs. Guerra has held senior executive positions in Europe, including President and Directeur Générale of Colgate Palmolive France (1999 to 2006) and Chairman and Managing Director of Colgate Palmolive UK Ltd. (1996 to 1999). Mrs. Guerra is currently a Non-Executive Director of Electrocomponents PLC and she previously served as a Director of Davide Campari-Milano S.p.A. until April 2019. Mrs. Guerra was formerly a Non-Executive Director of Paysafe PLC, Inchcape PLC, Samlerhuset BV and Swedish Match AB. Mrs. Guerra holds a degree in Management Sciences from the University of Manchester. Mrs. Guerra’s experience in executive leadership, business turnaround and global sales and marketing provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ Nominating and Corporate Governance

NICHOLAS (TOM) LONG

Age 60 Director Since: 2017 INDEPENDENT

BIOGRAPHY:

Mr. Long was previously Chief Executive Officer (2011 to June 2015) and President and Chief Commercial Officer (2008 to 2011) of MillerCoors, LLC. During 17 years at The Coca-Cola Company, Mr. Long held a variety of positions, including President of Coca-Cola’s Great Britain & Ireland business (2000 to 2003) and President of the Northwest Europe Division (2003 to 2005). Mr. Long is a Non-Executive Director of Wolverine World Wide, Inc. (2011 to present). Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the University of North Carolina. Mr. Long’s experience in executive leadership and global strategy, finance, sales and marketing provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ Executive

■ Compensation

■ Nominating and Corporate Governance

AMCOR plc | 2019 PROXY STATEMENT	7

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ARUN NAYAR

Age 68 Director Since: 2019 INDEPENDENT

BIOGRAPHY:

Mr. Nayar served on Bemis’ board of directors from 2015 until the Transaction closing in June 2019. Mr. Nayar is currently a senior advisor with McKinsey & Company as well as BC Partners, roles he has held since 2016. Mr. Nayar retired as the Executive Vice President and Chief Financial Officer of Tyco International plc, a fire protection and security company, in 2016, having served in that role since 2012. Mr. Nayar joined Tyco in 2008 as the company’s Senior Vice President and Treasurer and later acted as the Chief Financial Officer of Tyco’s ADT Worldwide business and Senior Vice President, Financial Planning & Analysis, Investor Relations and Treasurer. Prior to joining Tyco, Mr. Nayar spent six years at PepsiCo, most recently as Chief Financial Officer of Global Operations. Mr. Nayar is also on the Board of TFI International (listed on the Toronto Stock Exchange) and Rite Aid (NYSE: RAD). As a Senior Advisor to BC Partners, he also serves on the Board of GFL Environmental, a Canadian incorporated company that is majority owned by BC Partners, a private equity firm. Mr. Nayar’s global experience and expertise in financial reporting, financial analytics, capital market financing, mergers and acquisitions and treasury matters provide important insight into the global financial matters for Amcor’s board of directors.

COMMITTEES:

■ Audit (Chair, effective September 30, 2019)

JEREMY SUTCLIFFE

Age 62 Director Since: 2009 INDEPENDENT

BIOGRAPHY:

Mr. Sutcliffe has served on Amcor’s board of directors since October 2009. Mr. Sutcliffe is a qualified lawyer in Australia and the U.K. and has held positions with Baker & McKenzie Solicitors, London and Sydney (1982 to 1986), Sims Metal Management Limited and associated companies (1987 to 2009, including as Group Chief Executive Officer and MD from 2002 to 2008), and with CSR Limited as a director (December 2008 to May 2018), Interim Managing Director and Chief Executive Officer (April 2010 to December 2010) and as Chairman (July 2011 to May 2018). Mr. Sutcliffe is also a director (December 2013 to present) and Deputy Chairman (October 2018 to present) of Orora Limited. Mr. Sutcliffe is a former Director of the Australian Rugby League Commission Limited. Mr. Sutcliffe holds a Bachelor of Laws (Honours) from the University of Sheffield, U.K. Mr. Sutcliffe’s experience in legal matters, executive leadership, global manufacturing and operations and sustainability provide valuable contributions to Amcor’s board of directors.

COMMITTEES:

■ Nominating and Corporate Governance

DAVID SZCZUPAK

Age 64 Director Since: 2019 INDEPENDENT

BIOGRAPHY:

Mr. Szczupak served on Bemis’ board of directors from 2012 until the Transaction closing in June 2019. Mr. Szczupak served as the Executive Vice President, Global Product Organization, for Whirlpool Corporation (NYSE: WHR), a manufacturer and marketer of major home appliances, from 2008 until his retirement in December 2017. In this role, Mr. Szczupak led Whirlpool’s global research, engineering, product business teams and strategic sourcing. From 2006 to 2008, Mr. Szczupak served as Chief Operating Officer of Dura Automotive Systems, an international automotive supplier. While at Dura, Mr. Szczupak provided strategic direction for product development, purchasing, manufacturing and product quality. Before joining Dura, Mr. Szczupak worked at Ford Motor Company for 22 years in a variety of leadership roles including Group Vice President of Manufacturing. Mr. Szczupak’s extensive background in product innovation, strategic planning, engineering, and global manufacturing, give him unique and valuable insights and perspective to our global operations, research and development and innovation.

COMMITTEES:

■ Audit

PHILIP WEAVER

Age 66 Director Since: 2019 INDEPENDENT

BIOGRAPHY:

Mr. Weaver served on Bemis’ board of directors from 2005 until the Transaction closing in June 2019. Mr. Weaver is presently a consultant to industry and a director of CMC Group, Inc., a private company providing restaurant safety equipment and labels, commercial kitchen data automation systems, including nutritics, custom printed labels and dissolvable paper products. Until his retirement in 2009, Mr. Weaver served as Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a global company specializing in the design, manufacture, and sale of passenger car, light truck, medium truck, motorcycle, and racing tires. Mr. Weaver previously served as the Vice President of the tire division from 1994 to 1998 and as Controller of the tire division from 1990 to 1994. Mr. Weaver’s expertise in accounting and finance, and his experience as a chief financial officer of a public company, allow him to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s board of directors.

COMMITTEES:

■ Compensation

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DIRECTOR COMPENSATION SUMMARY

Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. For fiscal year 2019, the components of Director pay included a fixed retainer plus additional fees for members and chairs of committees.

The Bemis transaction resulted in a significantly larger company across several measures including a much greater presence in the United States, a combined United States and Australian listing, and a new regulatory environment. As a result, the Board of Directors reviewed and resolved to adopt a new compensation structure following the transaction. Effective from the date the Bemis transaction became effective, the Board of Directors agreed the following director fee levels and structure (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars):

Description	Approach following the transaction
Retainer fees	■ Chair: $500,000(1) ■ Deputy Chair fee: $300,000 ■ Directors, other than the Chair and Deputy Chair: $250,000
Committee fees

■ Audit Committee Chair: $30,000

■ Audit Committee member: $15,000

■ Compensation Committee Chair: $20,000

■ Compensation Committee member: $10,000

■ Nominating and Corporate Governance Committee Chair: $15,000

■ Nominating and Corporate Governance Committee member: $7,000

Delivery of fee	■ 50% restricted share units (restricted for two years) ■ 50% cash
Minimum shareholding requirements	■ 5x cash retainer, built up over 5 years

(1)	The retainer for the Chair represents his total fee. He does not receive additional fees for his involvement with Board Committees.

FISCAL YEAR 2019 DIRECTOR COMPENSATION

The table below sets forth certain information concerning the compensation earned in fiscal year 2019 by Amcor’s non-executive directors (non-management and independent directors).

Name	Fees Earned or Paid in Cash ($)(1)	Employer contributions to defined contribution pension plans ($)	All Other Compensation ($)	Total ($)
Graeme Liebelt	450,324	14,797	1,481	466,603
Armin Meyer	231,853	1,157	1,481	234,491
Paul Brasher	213,720	14,797	1,481	229,999
Eva Cheng	182,572	3,842	1,481	187,895
Karen Guerra	180,098	2,767	1,481	184,347
Nicholas (Tom) Long	181,813	1,327	1,481	184,621
Arun Nayar(2)	7,260	—	270	7,530
Jeremy Sutcliffe	168,879	14,797	1,481	185,158
David Szczupak(2)	7,260	—	270	7,530
Philip Weaver(2)	7,123	—	270	7,393

(1)	Directors received a fixed “base” fee for their role as board members, plus additional fees for members and chairs of committees (no meeting attendance fees are paid). The Chairman does not receive additional fees for his involvement with board committees.
(2)	The new director fee structure became effective from June 11, 2019 and therefore the table above represents payments to former Amcor Limited directors under the existing fee structure prior to the Bemis transaction and a pro-rated amount of the compensation payable under the new compensation structure. The grant of restricted share units under the new fee structure occurred after June 30, 2019 and will be reported in fiscal year 2020. Messrs. Nayar, Weaver, and Szczupak joined the board of directors effective June 11, 2019 after previously serving as board members of Bemis, and the compensation paid to them is pro-rated from that date.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE DOCUMENTS

The following materials relating to the corporate governance of the Company are accessible on our website at: http://www.amcor.com/investors/corporate-gov/policies-standards

■	Memorandum of Association and Articles of Association	■	Compensation Committee Charter
■	Corporate Governance Guidelines	■	Nominating and Corporate Governance Committee Charter
■	Executive Committee Charter	■	Code of Business Conduct and Ethics
■	Audit Committee Charter

Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

DIRECTOR INDEPENDENCE

The Board has determined that all Directors and Director-nominees, except Mr. Delia, are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees, is independent. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence. To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.

DIRECTOR ATTENDANCE

The current Amcor plc Board met once in fiscal 2019 prior to the closing of the Transaction, at which time the only Directors were those individuals who previously served as directors of Amcor Limited, all of whom attended the meeting. In addition, the three Directors who previously served as directors of Bemis attended portions of the meeting as observers. For the period of his or her Board service in fiscal 2019 on the Board, the board of directors of Amcor Limited or the board of directors of Bemis, as the case may be, each Director attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served.

COMMITTEES OF THE BOARD

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The membership and the charters of the committees were approved in connection with the closing of the Transaction, which occurred shortly prior to our fiscal year end. The committees of the Amcor plc Board did not meet during fiscal 2019.

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AUDIT COMMITTEE

The Audit Committee is comprised of three directors. Until September 30, 2019, the members of the Audit Committee are Paul Brasher, who serves as the chair, Arun Nayar and David Szczupak. The Board has appointed Mr. Nayar to serve as chair of the Audit Committee following Mr. Brasher’s resignation from the Board on September 30, 2019 and has appointed Graeme Liebelt to serve as a member of the Audit Committee as of September 30, 2019. Each member of the Audit Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Arun Nayar qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.

The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:

■	the integrity and fair presentation of the financial statements of Amcor and related disclosure;
■	the qualifications, performance and independence of Amcor’s independent auditor;
■	the performance of Amcor’s internal audit function;
■	Amcor’s systems of internal controls over financial reporting; and
■	Amcor’s legal and ethical compliance policies and programs.

The Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of three directors: Dr. Armin Meyer, Nicholas (Tom) Long and Philip Weaver. Dr. Armin Meyer serves as the chair of the Compensation Committee. Each member of the Compensation Committee is “independent,” as defined by NYSE listing standards.

The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:

■	reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s executive officers who report directly to the CEO;
■	evaluating the performance of Amcor’s CEO and performance of executive officers who report directly to the CEO;
■	evaluating officer and Director compensation plans, policies and programs generally;
■	reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
■	reviewing Amcor’s management succession planning.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of four directors: Graeme Liebelt, Karen Guerra, Nicholas (Tom) Long and Jeremy Sutcliffe. Graeme Liebelt serves as the chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is “independent,” as defined by NYSE listing standards. The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and Corporate Governance Committee, including:

■	identify and recommend to Amcor’s Board individuals qualified to serve as directors of Amcor;
■	review the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
■	oversee the annual evaluations of the Board and the Board committees; and
■	advise Amcor’s Board with respect to its composition, governance practices and procedures.

EXECUTIVE COMMITTEE

The Executive Committee is comprised of four directors: Graeme Liebelt, Dr. Armin Meyer, Nicholas (Tom) Long and Ronald Delia. Dr. Armin Meyer serves as the chair of the Executive Committee. The Board has appointed Mr. Sutcliffe to serve on the Executive Committee following Mr. Brasher’s retirement from the Board on September 30, 2019. The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consists of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.

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BOARD LEADERSHIP STRUCTURE

We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the Company and its shareholders based upon the specific circumstances. Historically, Amcor Limited separated the roles of Chairman of the Board and Chief Executive Officer to ensure independent leadership of the Board of Directors, and the Board expects this leadership structure to continue. Mr. Liebelt currently serves as our Chairman of the Board. Mr. Liebelt has served as a Director of Amcor Limited since 2012 and has been Chairman since 2013. In addition, Dr. Meyer currently serves as our Deputy Chairman, a position he has held since December 2013, pursuant to which he is available to assume the responsibilities of Chairman of the Board if Mr. Liebelt is not available for any reason.

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT

Amcor has a system of risk management that seeks to balance corporate stability and sustaining our competitive market position. Amcor’s senior executives have responsibility for driving and supporting risk management across its lines of business, and Amcor’s compensation arrangements contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include deferred equity awards, long-term incentive awards, and subjecting such rewards to forfeiture pursuant to Amcor’s compensation recovery policy.

Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks.

EXECUTIVE SESSIONS

The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

BOARD EVALUATION PROCESS

The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee will conduct an annual self-evaluation to assess their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and Corporate Governance Committee to enhance the Board’s effectiveness will be discussed by the full Board.

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RECOMMENDATIONS FOR DIRECTORS

Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their diverse individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new directors at different times, depending upon the Company’s needs and the then-current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.

If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”

COMMUNICATIONS WITH THE BOARD

The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual Directors.

Amcor plc

c/o Corporate Secretary

83 Tower Road North

Warmley, Bristol BS30 8XP

United Kingdom

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TRANSACTIONS WITH RELATED PARTIES

Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a) the Company was, is or will be a participant, (b) the amount involved will or may be expected to exceed $120,000, and (c) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party Transaction”).

The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member, and the Audit Committee may delegate authority to review Related Party Transactions to the CEO and CFO, acting collectively, except for transactions involving such officer or a Director. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.

STANDARDS FOR APPROVAL OF TRANSACTIONS

The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:

■	The position within or relationship of the Related Party with the Company;
■	The materiality of the transaction to the Related Party and the Company;
■	The business purpose for and reasonableness of the transaction;
■	Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
■	Whether the transaction is in the ordinary course of the Company’s business; and
■	The effect of the transaction on the Company’s business and operations.

A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related Party Transaction is in the best interests of the Company.

TRANSACTIONS WITH RELATED PARTIES DURING FISCAL YEAR 2019

Item 404 of Regulation S-K requires that we disclose any transactions between us and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2019, there were no Related Party Transactions meeting the requirements of Item 404 of Regulation S-K.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of our ordinary shares as of September 16, 2019, by each Director and Director-Nominee, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all of our current Directors and Executive Officers as a group. Percentage of outstanding shares is based on 1,614,957,968 shares outstanding as of September 16, 2019.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares
Graeme Liebelt(2)	103,270	*
Dr. Armin Meyer	56,211	*
Ronald Delia	1,223,423	*
Andrea Bertone	0	*
Paul Brasher(3)	32,621	*
Eva Cheng	16,199	*
Karen Guerra	51,709	*
Nicholas (Tom) Long	9,182	*
Arun Nayar	103,961	*
Jeremy Sutcliffe(4)	68,542	*
David Szczupak	100,039	*
Philip Weaver	203,461	*
Michael Casamento	167,238	*
Peter Konieczny	529,319	*
Eric Roegner	40,000	*
Michael Schmitt	256,063	*
Ian Wilson(5)	429,215	*
All Executive Officers and Directors as a Group (17 persons)(6)	3,636,520	*

*	Less than one percent (1%).
(1)	Includes any ordinary shares that the named individuals may acquire beneficial ownership of within 60 days of September 16, 2019 pursuant to restricted stock units or performance rights or upon exercise of options as follows: Mr. Liebelt – 9,705 shares, Mr. Meyer – 6,211 shares, Mr. Delia – 191,850 shares, Mr. Brasher – 3,852 shares, Ms. Cheng – 4,545 shares, Ms. Guerra – 4,988 shares, Mr. Long – 5,182 shares, Mr. Nayar – 5,144 shares, Mr. Sutcliffe – 4,861 shares, Mr. Szczupak – 5,144 shares, Mr. Weaver – 5,046 shares, Mr. Casamento – 45,180 shares, Mr. Konieczny – 355,110 shares, and Mr. Wilson – 258,320 shares. Except as otherwise noted in the footnotes below, the named individuals have sole voting and dispositive power over the shares.
(2)	Includes 83,656 shares held indirectly through a family trust and 10,000 shares held indirectly through a superannuation fund.
(3)	Includes 28,769 shares held indirectly through a superannuation fund.
(4)	Includes 33,806 shares held through a family trust.
(5)	Includes 114,286 shares held indirectly through a trust for which the reporting person is an investment advisor and beneficiary.
(6)	Includes shares held indirectly as described in footnotes (2) through (5), as well as 63,342 shares held by a current executive officer’s spouse and 1,592 shares held by a current executive officer in an employee retirement plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons known to us to beneficially own, as of September 16, 2019, more than 5 percent of our outstanding ordinary shares are set forth in the following table.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	94,931,814	5.8%

(1)	Information regarding beneficial ownership of ordinary shares by BlackRock, Inc. (“BlackRock”) is based on filings made by BlackRock with the Australian Securities Exchange pursuant to Section 671B of the Australian Corporations Act 2001 (Cth) and reflects ordinary shares beneficially owned by BlackRock and certain of its affiliates as of January 15, 2018.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2019, no director, executive officer or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a), except that, due to an administrative error on the part of the Company, Mr. Roegner inadvertently failed to file one Form 4 reporting two equity awards, which transactions were subsequently reported on a Form 4.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Executive Compensation Discussion and Analysis section describes the key elements of Amcor’s compensation program and 2019 compensation decisions for its named executive officers (“NEOs”). The compensation for our NEOs in 2019 includes compensation they received from Amcor Limited prior to the closing of the Transaction on June 11, 2019.

NAMED EXECUTIVE OFFICERS

For fiscal year 2019 (July 1, 2018 – June 30, 2019), Amcor’s NEOs were:

RONALD DELIA	Managing Director and Chief Executive Officer
MICHAEL CASAMENTO	Executive Vice President, Finance and Chief Financial Officer
PETER KONIECZNY	President, Amcor Flexibles Europe, Middle East and Africa
ERIC ROEGNER(1)	President, Amcor Rigid Packaging
IAN WILSON	Executive Vice President, Strategy and Development
MICHAEL SCHMITT(2)	Executive Vice President, Amcor

(1)	Mr. Roegner joined the organization on September 20, 2018.
(2)	Effective November 2018, Mr. Schmitt became Executive Vice President, Amcor, at which time he ceased to be an executive officer.

INTRODUCTION

2019 was a significant year for Amcor. The Transaction was completed late in fiscal year 2019, and in parallel, Amcor was listed on the New York Stock Exchange.

As a result of the transaction, a review was undertaken of both structural compensation elements and overall compensation levels of the CEO and senior management to better reflect a significantly larger company across several measures that now includes a much greater presence in the United States.

The review also considered the impact of integrating the Bemis organization (primarily U.S.-based) and its executives into the structure and the ongoing talent implications. The U.S. will also be an increasing source of talent for Amcor, so it is critical that due regard is given to prevailing U.S. practices and benchmarks. Benchmark data also considered other key global markets reflecting the fact that the CEO and senior executives of Amcor have global careers that span multiple jurisdictions.

COMPENSATION POLICY

COMPENSATION OBJECTIVES

Amcor’s executive compensation strategy, frameworks and programs are designed to:

■	align compensation to business strategy and outcomes that deliver value to shareholders;

■	drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals; and

■	assure compensation is competitive in the relevant employment marketplace to support the attraction, engagement and retention of executive talent.

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COMPENSATION DECISION-MAKING

The Compensation Committee is responsible for determining, in consultation with Amcor’s board of directors, a framework for the compensation of Amcor’s NEOs. This is to ensure that Amcor’s NEOs are motivated to pursue the long-term growth and success of Amcor and that there is a clear relationship between performance and executive compensation. Amcor’s CEO recommends to the Compensation Committee the annual compensation levels for each of Amcor’s other NEOs, and the Compensation Committee ultimately approves annual compensation levels, taking into account those recommendations and other considerations the Compensation Committee deems appropriate. The CEO makes no recommendation with respect to his own compensation levels.

The Compensation Committee is also responsible for reviewing leadership talent to ensure that Amcor’s leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.

USE OF COMPENSATION CONSULTANTS

Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation. In fiscal year 2019, the Compensation Committee sought input from an external compensation consultant, FW Cook, to understand market practice and review market data relevant for making compensation determinations for key executive roles. FW Cook did not prepare specific recommendations with respect to the compensation of any of Amcor’s NEOs.

USE OF PEER COMPANY AND COMPETITIVE MARKET DATA

Due to the global scope of Amcor’s business and the unique competitive environment in which Amcor operates, it used a range of benchmarking data in making individual compensation decisions during the last fiscal year. At Amcor, compensation for NEOs is determined by reviewing general pay structures for similar roles in relevant markets around the world. Amcor is an international company made up of a diverse group of executives working in a range of different countries. Furthermore, the responsibilities of these executives extend beyond their own geographic location. This requires Amcor to attract and retain executives who are global leaders with the experience and ability to perform in this environment.

For fiscal year 2019 compensation benchmarking purposes, the Committee utilized multiple compensation benchmarks from carefully selected US and global companies and markets that include executives with global or regional responsibilities. This assists the Committee to understand and consider general market practice across a number of international markets when determining competitive pay structures for Amcor executives.

ELEMENTS OF COMPENSATION

Amcor compensates its executives using a combination of fixed and variable compensation plans, with a greater emphasis on variable performance-based plans. The primary elements of our executive compensation programs are:

	Percentage of Total Compensation
Elements of Compensation (at-target level)	CEO	Other NEOs(1)
Fixed Compensation or Base Salary	21%	34%
Short-Term Incentive (STI) Cash	17%	17%
Short-Term Incentive (STI) (Deferred Equity)(2)	9%	8%
Long-Term Incentive (LTI)	53%	41%

(1)	Represents an average across all other NEOs.
(2)	Deferred component of the STI delivered as share rights over Amcor shares that are restricted for two years following payment of the cash portion of the STI.

Amcor believes that these components, taken together, promote the compensation objectives described above.

In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of Amcor’s NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles in relevant markets around the world. Amcor does not have a formal policy regarding allocation among types of compensation other than to ensure overall competitiveness. Its goal is to award compensation that is competitive in relation to the compensation objectives and in the best interests of shareholders.

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BASE SALARIES

Each of Amcor’s NEOs receives a base salary to compensate them for services rendered to Amcor. The base salary is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role and responsibilities. Over the course of fiscal year 2019, base salaries were modestly increased consistent with market trends.

SHORT-TERM INCENTIVE (STI)

Amcor provides STI compensation opportunities in the form of an annual, performance-based cash incentive program. The STI is intended to provide compensation based on achievement of annual business objectives. Part of any STI earned based on achievement of annual business objectives is delivered in share rights over Amcor shares that are deferred for an additional period of two years—called STI deferred equity awards. The payment of STI deferred equity awards is intended to build equity ownership, to align management incentives with shareholder value creation, and to act as a retention incentive.

Details of the range of potential STI cash payments, the proportion to be received at “target” performance, the actual payments made, and share rights awarded under the STI Deferred Equity plan in respect of fiscal year 2019 are shown below. The actual outcomes are based on the performance of Amcor’s NEOs against a selected range of safety, financial and priority project goals both on an Amcor and business group level:

Name	STI % (as % of base salary)	STI % at target	STI payment (USD)(1)	Percentage of actual vs target	Deferred equity awarded (USD)	Deferred equity award (no. share rights)(1)
Ronald Delia	0% to 120% of base salary	80%	1,558,119	121%	589,222	51,747
Michael Casamento	0% to 100% of base salary	50%	756,988	195%	184,417	16,196
Peter Konieczny	0% to 100% of base salary	50%	211,870	38%	105,935	9,303
Eric Roegner	0% to 100% of base salary	50%	267,152	73%	133,576	11,731
Ian Wilson	0% to 100% of base salary	50%	840,776	195%	203,909	17,908
Michael Schmitt	0% to 100% of base salary	50%	321,261	84%	160,631	14,107

(1)	Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to 30 June 2019 ($11.39 per share). Where bonuses are determined in currencies other than USD, the average foreign exchange rate for the same five day period was applied to determine the USD equivalent.

The table below also includes a more detailed analysis of the targets and outcomes for the CEO and CFO.

Category	Safety targets	Financial targets	Priority Project Goals
Weighting	5%	75%	20%
Outcome	Target met and exceeded	Targets either partly met, or met and exceeded	Targets met and exceeded
Comments	■ 25% fewer recordable cases than 2018

■  GAAP net income of $430.2 million; Cash flow from operating activities of $776.1 million;

■  Adjusted EBIT of $1,075.4 million, up 5.7% in constant currency terms;

■  Adjusted net income of $729.5 million, up 9.0% in constant currency terms;

■  Adjusted cash flow after dividends of $192.7 million

■ Successful execution of the Transaction ■ Talent and organizational alignment, including appointment of key leadership roles and integration of talent

The remaining NEOs’ targets and weighting were specific to their scope of accountability and business group.

■	All remaining NEOs had a safety objective to reduce recordable cases.

■	Financial metrics included both consolidated and business group specific metrics including earnings, cash flow, average working capital, and sales growth metrics. Metrics and weighting for each ensured NEOs were incented to focus on objectives specific to their respective business groups. Metric weightings varied from 55 to 80% for the these NEOs.

■	These NEOs were assigned priority projects which included delivery of merger and acquisition priorities, where applicable to the role, and a focus on talent and organizational alignment. Priority project weighting varied from 10 to 15%.

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The performance targets for consolidated results are consistent with those of the CEO and CFO. Performance targets related to business group or unit performance are established based on annual operating plans, which are considered commercially sensitive, based on definitive and objective criteria and are set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur. Amcor does not publicly report financial results for businesses within a reportable segment to protect the commercially sensitive nature of that information and the Company’s competitive positions.

As part of the assessment of the STI payment, the final outcomes for Messrs. Delia, Casamento and Wilson included amounts to recognize achievement of the priority project STI goal related to their contributions in leading the Transaction. These amounts contributed $379,675, $388,154 and $432,959 respectively and are included in the amounts in the STI payment column of the above table. The Compensation Committee decided not to award additional deferred equity on these amounts.

LONG-TERM INCENTIVE (LTI)

The objective of Amcor’s LTI is to reward the achievement of long-term sustainable business outcomes which is consistent with the company’s objective of value creation for shareholders.

Each LTI award vests over a period of three years and consists of a grant of options and performance rights (performance shares are awarded to U.S. participants in place of performance rights). An improvement in the share price is required before any options vest.

The vesting outcome of the award is based on the following:

■	half of the award is determined based on average constant currency adjusted earnings per share (“EPS”) growth over a three-year performance period, with 5% annual EPS growth resulting in 50% of this portion of the award vesting, and 10% annual EPS growth resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is a further condition that Amcor’s adjusted return on average funds employed (“RoAFE”) is at or above 12%. If annual EPS growth is less than 5%, or RoAFE is less than 12%, this portion of the award will not vest.[1]
■	the vesting outcome of the other half of the award is based on relative Total Shareholder Return (“TSR”) performance over a three-year performance period against two peer groups; an ASX-based group and an international packaging group, with 50th percentile TSR resulting in 50% of this portion of the award vesting, and 75th percentile TSR resulting in full vesting of this portion of the award (subject to linear interpolation between these two points). There is no vesting of this portion of the award for performance below the 50th percentile.

The TSR peer groups are:

ASX-based TSR group:

The A2 Milk Company, Adelaide Brighton Limited, Ansell Limited, Boral Limited, Brambles Limited, CIMIC Group Limited, Coca-Cola Amatil Limited, Cochlear Limited, Computershare Limited, CSR Limited, CSL Limited, Downer EDI Limited, Fletcher Building Limited, Goodman Group, GrainCorp Limited, Incitec Pivot Limited, James Hardie Industries plc, Orora Limited, Qantas Airways Limited, Ramsay Health Care Limited, ResMed Inc, Sonic Healthcare Limited, Sydney Airport Holdings Limited, Telstra Corporation Limited, Transurban Group, Treasury Wine Estates Limited, Wesfarmers Limited and Woolworths Limited.2

International packaging TSR group:

Aptar Group, Inc., Ball Corporation, Berry Global, Inc, CCL Industries Inc., Crown Holdings Incorporated, Graphic Packaging International, Inc., Huhtamaki Oyj, International Paper Company, Mayr-Melnhof Karton AG, Owens-Illinois Inc., Sealed Air Corporation, Silgan Holdings Inc., Sonoco Products Company and Westrock Company.2

The combination of EPS with a RoAFE condition assures that management is rewarded for achieving profitable growth while sustaining strong returns. The use of relative TSR provides a shareholder perspective of Amcor’s relative performance against comparable companies both in Australia and internationally.

LTI VESTED DURING FISCAL YEAR 2019

The LTI awards vested during fiscal year 2019 were granted in fiscal year 2017 and were for a three-year performance period that ended June 30, 2019. The performance conditions applicable to this plan were TSR and EPS with a RoAFE gateway. TSR performance was below the 50th percentile and therefore there was no vesting under this metric. EPS performance was above the minimum required which results in 25% vesting for reaching 5% EPS growth and then delivers additional vesting on a straight-line basis through to 8% EPS growth. The RoAFE hurdle was met. This resulted in a total vesting of 30% of this award based on EPS performance.

LTI GRANTS DURING FISCAL YEAR 2019

In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Transaction. The transaction closed late in fiscal year 2019, resulting in this award being granted after the end of fiscal year 2019. Given the timing of the grant, the award will have a two year vesting period rather than the standard three year vesting period. This award will be disclosed alongside the fiscal year 2020 LTI grant in the 2020 report.

1	Amcor’s board of directors has flexibility to either adjust the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain relevant in the event of material events or strategic initiatives that affect the relevance of the performance conditions.
2	Certain events may occur (e.g. M&A, public to private transactions) that could affect the structure of either peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of companies in either peer group from time to time. Amcor’s board of directors also retains the discretion to deal with any other material event that affects the relevance of a share in a peer group.

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RETENTION/SHARE PAYMENT PLAN

The retention share plan is used on a limited basis at recruitment to replace existing entitlements from previous employers or as retention awards to selected executives.

Mr. Roegner received two awards under the Retention/Share Payment Plan as part of his appointment. The first award of 20,000 shares vests in September 2019 and the second award of 20,000 shares vests in September 2020.

EMPLOYMENT AGREEMENTS

Each of our NEOs has entered into an executive services agreement, which generally provides for compensation terms (including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives), and the other perquisites and benefits described elsewhere in this Executive Compensation section. The executive services agreements require a 12-month notice period to terminate the services agreement, although Amcor may waive any portion of the notice period. Amcor may summarily terminate the employment of a NEO (without notice or severance payments) immediately if the NEO commits: (a) a serious or persistent breach of any of the terms or conditions of the executive’s employment; (b) any negligent act the executive commits in connection with the performance of the duties of executive’s role; (c) any conduct or act which, in the reasonable opinion of Amcor, brings Amcor into disrepute; (d) any criminal offense for which the executive is convicted which, in the reasonable opinion of Amcor, impairs the executive’s ability to perform his or her duties; (e) any wrongful or dishonest or fraudulent act or conduct which, in the reasonable opinion of Amcor, brings Amcor into disrepute; or (f) any other act which would entitle Amcor to dismiss the executive summarily.

Furthermore, the executive services agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each executive services agreement.

MINIMUM SHAREHOLDING POLICY

A minimum shareholding policy is in place in order to strengthen alignment of the interests of Amcor’s NEOs with value creation for shareholders. Under the minimum shareholding policy, the CEO and each of the CEO’s direct reports, including each of Amcor’s NEOs, must build and maintain a minimum shareholding of Amcor shares. The CEO is required to acquire and maintain ownership of Amcor shares (excluding any vested options, or unvested performance shares) with a value equivalent to 300% of base salary, and each of the CEO’s direct reports, including each of Amcor’s NEOs, a value equivalent to 200% of base salary. An executive is required to attain these minimum shareholding requirements progressively within six years of becoming subject to the minimum shareholding policy.

HEDGING POLICY

Amcor’s equity award agreements contain a provision restricting the participant from hedging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of Amcor’s executive officers and directors and certain of its employees. Any breach of the hedging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, Amcor’s insider trading policy prohibits short-selling and trading in derivative securities related to Amcor’s equity securities.

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COMPENSATION RECOVERY POLICY

A clawback policy is in place that allows Amcor’s Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

The Compensation Committee:

Armin Meyer (Chairman)

Graeme Liebelt

Nicholas (Tom) Long

Philip Weaver

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EXECUTIVE COMPENSATION TABLES

2019 SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning the compensation earned by Amcor’s NEOs during fiscal years 2019, 2018, and 2017.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ronald Delia	2019	$1,602,825	$589,222	$—	$1,558,119	$1,487,391	$5,237,557
Managing Director and Chief Executive Officer	2018	1,548,165	1,455,408	712,239	268,713	2,123,830	6,108,355
	2017	1,496,075	1,364,270	758,529	1,233,368	2,044,027	6,896,269
Michael Casamento	2019	760,266	184,417	—	756,988	830,040	2,531,711
Executive Vice President, Finance, and Chief Financial Officer	2018	753,856	515,993	282,577	170,286	771,141	2,493,853
	2017	701,190	360,789	178,631	415,490	715,556	2,371,656
Peter Konieczny	2019	1,080,055	105,935	—	211,870	343,731	1,741,591
President, Amcor Flexibles Europe, Middle East & Africa	2018	1,058,671	720,893	394,662	200,362	507,671	2,882,259
	2017	938,411	632,441	371,495	973,997	412,245	3,328,589
Eric Roegner(5)	2019	727,507	533,481	—	267,152	86,437	1,614,577
President, Amcor Rigid Packaging
Ian Wilson	2019	881,669	203,909	—	840,776	113,457	2,039,811
Executive Vice President, Strategy and Development	2018	893,250	496,764	237,900	221,488	152,087	2,001,489
	2017	816,671	423,706	213,740	450,851	146,205	2,051,173
Michael Schmitt	2019	1,067,790	160,631	—	321,261	191,448	1,741,130
Executive Vice President, Amcor	2018	1,036,206	3,244,581	—	130,545	244,402	4,655,734
	2017	996,103	757,542	505,527	666,975	253,234	3,179,381

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the average of the monthly exchange rates used throughout the fiscal year. Messrs. Casamento and Konieczny are paid in CHF (1 CHF = 1.0089 USD) and Mr. Wilson is paid in GBP (1 GBP = 1.2993 USD).
(2)	In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Transaction. The transaction closed late in fiscal year 2019, resulting in this award being granted after the end of fiscal year 2019. This award will therefore be disclosed alongside the fiscal year 2020 LTI grant in the 2020 report. Therefore, the amount in these columns only represent the STI—Deferred Equity Plan. Equity allocations were determined based on the volume weighted average price (“VWAP”) of Amcor shares for the five trading days prior to 30 June 2019 ($11.39 per share). Where bonuses are determined in currencies other than USD, the average foreign exchange rate for the same five day period was applied to determine the USD equivalent.
(3)	Amounts represent Short-Term Incentive cash payments. For a description of the methodology applied in determining the Short-Term Incentive cash payments, refer to the section above “—Elements of Compensation—Short-Term Incentive (STI).” Where bonuses are determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to 30 June 2019 was applied to determine the USD equivalent. The final outcomes for Messrs. Delia, Casamento and Wilson include amounts to recognize achievement of the priority project STI goal related to their contributions in leading the Transaction. These amounts contributed $379,675, $388,154 and $432,959 to the final outcomes respectively.
(4)	The elements of compensation included in the “All Other Compensation” column for fiscal year 2019 are set forth in the table below.
(5)	Mr. Roegner joined the organization and was appointed on September 20, 2018 and received two awards under the Retention/Share Payment Plan as part of his appointment. The first award of 20,000 shares vests in September 2019 and the second award of 20,000 shares vests in September 2020.The table reflects compensation paid since his appointment.

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2019 OTHER COMPENSATION

Name	Non-monetary benefits ($)(1)	Relocation and expatriate expenses ($)(2)	Taxes levied by relevant authorities and payable on relocation expatriate expenses ($)	Employer contributions to defined contribution plans ($)	Other ($)(3)	Total ($)
Ronald Delia	203,795	300,905	195,931	186,221	600,538	1,487,391
Michael Casamento	134,037	406,146	270,723	18,125	1,009	830,040
Peter Konieczny	108,875	32,505	16,252	186,098	—	343,731
Eric Roegner	47,599	—	—	38,421	418	86,437
Ian Wilson	113,457	—	—	—	—	113,457
Michael Schmitt	72,615	—	—	116,692	2,142	191,448

(1)	These benefits include costs such as healthcare, company car costs and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)	Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.
(3)	Mr. Delia is required to cover all personal tax obligations based on U.S. requirements and any additional tax obligations (by virtue of his presence in other countries as required by Amcor) are covered by Amcor. These tax payments by Amcor generate foreign tax credits which may be recoverable by Amcor in the future.

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2019 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding grants of plan-based awards made to Amcor’s NEOs during fiscal year 2019. In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Transaction. The transaction closed late in fiscal year 2019, resulting in this award being granted after the end of fiscal year 2019. This award will therefore be disclosed alongside the fiscal year 2020 LTI grant in the 2020 report.

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock Awards:	Grant Date
								Number of	Fair Value
								Performance	of Stock
		Threshold	Target	Max	Threshold	Target	Max	Rights/Shares	and Options
Name	Grant Type	($)	($)	($)	($)	($)	($)	(#)	Awards(3)
Ronald Delia	STI	0	1,285,047	1,927,571	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	642,524	963,785	—	—
Michael Casamento	STI	0	382,021	764,042	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	191,011	382,021	—	—
Peter Konieczny	STI	0	545,300	1,090,600	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	272,650	545,300	—	—
Eric Roegner	STI	0	363,753	727,507	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	181,877	363,753	—	—
	Retention/Share Payment Plan(4)	—	—	—	—	—	—	20,000	199,953
	Retention/Share Payment Plan(4)	—	—	—	—	—	—	20,000	199,953
Ian Wilson	STI	0	443,024	886,048	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	221,512	443,024	—	—
Michael Schmitt	STI	0	537,844	1,075,687	—	—	—	—	—
	STI Deferred Equity	—	—	—	0	268,922	537,844	—	—

(1)	Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2019. Payments under this plan may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard.
(2)	Represents the grant date opportunity under the STI deferred equity component for fiscal year 2019. The award is calculated as 50% of the STI cash component and therefore may range from zero through to maximum depending on performance against various financial and individual targets included in the individual’s scorecard. The award is delivered in share rights which is determined by dividing the incentive outcome by the VWAP of Amcor Shares on the last five trading days of the applicable fiscal year.
(3)	Grant date fair value is determined in accordance with US GAAP and is sometimes referred to as “market” value. Grant date fair market value for the shares awarded to Mr. Roegner is the number of shares multiplied by the closing market price of Amcor Limited on the Australian Securities Exchange on February 1, 2019 (AUD 13.79) converted to USD using the average monthly exchange rate throughout fiscal year 2019 (1 AUD = 0.7250 USD).
(4)	These awards to Mr Roegner were approved on August 22, 2018 and were granted on February 1, 2019.

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OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

The table below sets forth information regarding grants of plan-based awards made to Amcor’s NEOs during fiscal year 2019. In fiscal year 2019, the regular annual LTI grant was delayed until the completion of the Transaction. The transaction closed late in fiscal year 2019, resulting in this award being granted after the end of fiscal year 2019. This award will therefore be disclosed alongside the fiscal year 2020 LTI grant in the 2020 report.

		Option Awards					Stock Awards
Name	Plan	Grant Year	Number of securities underlying unexercised options (#) exercisable	Equity Incentive Plan Awards: Number of Unearned Options That Have Not Vested (#)	Option Exercise Price ($/ share)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ronald Delia	Short-Term Incentive - Deferred Equity	2019	—	—	—	—	12,605	144,831
		2018	—	—	—	—	49,413	567,755
	Long-Term Incentive	2018	—	632,900	11.05	10/31/23	124,300	1,428,207
		2017	191,850	—	10.65	10/31/22	—	—
Michael Casamento	Short-Term Incentive - Deferred Equity	2019	—	—	—	—	7,812	89,760
		2018	—	—	—	—	17,133	196,858
	Long-Term Incentive	2018	—	251,100	11.05	10/31/23	49,300	566,457
		2017	45,180	—	10.65	10/31/22	—	—
Peter Konieczny	Short-Term Incentive - Deferred Equity	2019	—	—	—	—	9,192	105,616
		2018	—	—	—	—	40,165	461,496
	Long-Term Incentive	2018	—	350,700	11.05	10/31/23	68,900	791,661
		2017	93,960	—	10.65	10/31/22	—	—
		2015	245,400	—	7.61	10/29/21	—	—
Eric Roegner	Long-Term Incentive	2019	—	—	—	—	40,000	459,600
Ian Wilson	Short-Term Incentive - Deferred Equity	2019	—	—	—	—	10,173	116,888
		2018	—	—	—	—	18,314	210,428
	Long-Term Incentive	2018	—	211,400	11.05	10/31/23	41,500	476,835
		2017	54,060	—	10.65	10/31/22	—	—
		2015	195,200	—	7.61	10/29/21	—	—
Michael Schmitt	Short-Term Incentive - Deferred Equity	2019	—	—	—	—	6,123	70,353
		2018	—	—	—	—	26,721	307,024
	Replacement Long-Term Incentive	2018	—	—	—	—	240,000	2,757,600

(1)	Assumes full vesting of all awards. Amcor share price at end of fiscal year used to calculate values was $11.49.

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2019 OPTION EXERCISES AND STOCK VESTED

The table below sets forth certain information with respect to the exercise of options and the vesting of Performance Rights/Shares and share rights held by Amcor’s NEOs during fiscal year 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and Share Rights (#)	Value Realized on Vesting ($)
Ronald Delia	90,859	1,079,576	106,144	1,076,406
Michael Casamento	40,800	421,515	35,096	357,765
Peter Konieczny	—	—	56,660	575,445
Eric Roegner	—	—	—	—
Ian Wilson	—	—	47,355	483,421
Michael Schmitt	—	1,027,948	44,490	459,315

2019 NONQUALIFIED DEFERRED COMPENSATION

	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)(4)
Ronald Delia	1,059,704	161,018	666,439	—	14,380,432
Eric Roegner	116,875	17,352	6,538	—	140,765
Michael Schmitt	—	88,992	69,787	—	1,378,449

(1)	Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2019 Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column of the “2019 Summary Compensation Table.”
(3)	Amounts in this column are not included in the 2019 Summary Compensation Table as this represents investment returns (gains or losses) and not costs to Amcor or other benefits provided to the executive. Amcor’s deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under Amcor’s tax-qualified Section 401(k) plan.
(4)	Mr. Delia began participating in this plan on November 1, 2007 and the balance represents contributions and earnings over the period since joining. Mr. Roegner began participating on September 10, 2018 and Mr. Schmitt began participating on August 27, 2010. All NEOs are 100% vested in these balances.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Compensation and other terms of employment for Amcor’s NEOs are formalized in executive services agreements. In the event of termination of employment by Amcor without “cause” (as described under “—Employment Agreements”), Amcor’s NEOs each have a contractual notice period equal to 12 months’ notice. In the event of a settlement of this notice period, the amount payable will be equal to the greater of the amount payable required by law and payment in lieu of notice (12 months’ base salary). No single-trigger payments or double-trigger payments are specified in a change of control event, however the Amcor’s board retains discretion to afford pro-rated incentive payments and vesting of equity awards and to deal with other matters at its discretion.

The table set forth below shows Amcor’s estimated potential payment obligations to each NEO at the end of fiscal year 2019.

	Ron Delia	Michael Casamento	Peter Konieczny	Eric Roegner	Ian Wilson	Michael Schmitt
Termination Payment ($) (12 months’ base salary)(1)	1,606,309	764,042	1,140,103	935,000	886,048	1,075,687

(1)	Where executives are paid in a currency other than USD, the amount is converted to USD using the average of the monthly exchange rates used throughout the fiscal year. Messrs. Casamento and Konieczny are paid in CHF (1 CHF = 1.0089 USD) and Mr. Wilson is paid in GBP (1 GBP = 1.2993 USD).

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is composed of three independent non-employee directors as defined by applicable SEC rules and NYSE listing standards. It is responsible for overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC). The Audit Committee regularly meets in executive session with the head of internal audit and PwC.

Specifically, the Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2019 with the Company’s management; (ii) discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC and (iii) received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence.

Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 to be filed with the SEC.

The Audit Committee

Paul Brasher, Chairman

Arun Nayar

David Szczupak

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INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended June 30, 2019 and 2018, and fees billed for other services rendered by PwC during those periods. Fees for periods prior to the closing of the Transaction relate to services rendered by PwC to Amcor Limited.

	2019	2018
Audit Fees(1)	$18,199,495	$6,904,111
Audit-Related Fees(2)	351,505	140,000
Tax Fees(3)	2,158,000	843,179
Other Fees(4)	110,000	77,634
TOTAL FEES	$20,819,000	$7,964,924

(1)	Audit Fees – These are fees for professional services performed by PwC for the integrated audits of the Company’s annual financial statements and reviews of financial statements included in the Company’s Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements. The increase in 2019 is due to additional audit services required for the Form S-4 registration statement and scheme booklet filed with the applicable regulatory agencies in connection with the Transaction, as well as the inclusion of Bemis’ business in the Company’s financial statements as of and for the year ended June 30, 2019.
(2)	Audit-Related Fees – These are fees for the assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2019, these services include assessments related to the new lease accounting standards and procedures related to the Company’s debt exchange transaction.
(3)	Tax Fees – These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(4)	Other Fees – These are fees paid to PwC for other regulatory services provided.

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by PwC. This protocol is reviewed and approved annually. All services relating to tax and internal controls over financial reporting are delegated by the Audit Committee to the Audit Committee Chair for pre-approval. Furthermore, the Audit Committee has delegated the pre-approval of other specified services (other statutory audits, agreed upon procedures and comfort letters) to the Chief Financial Officer up to the value of $100,000 per engagement. The Audit Committee Chair is required to pre-approve any engagements with fees in excess of $100,000. The Audit Committee appropriately approved all audit and non-audit services provided to the Company by PwC. The Audit Committee is provided with a quarterly report of all pre-approved non-audit services. In making its recommendation to appoint PwC as the Company’s independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining that firm’s independence.

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PROPOSAL 2    RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020

A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending June 30, 2020. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PwC. If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC will be present at the meeting, with the opportunity to make a statement and to respond to questions.

The proxies will vote your proxy for ratification of the appointment of PwC unless you specify otherwise in your proxy.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

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PROPOSAL 3    ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our NEOs.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:

“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2019 Annual General Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosure.”

The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors. However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4    ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION (“FREQUENCY VOTE”)

The Dodd-Frank Act enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our NEOs, such as Proposal 3 of this proxy statement. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two, or three years. The Frequency Vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. However, the Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Board of Directors has concluded that an advisory vote once every year affords our shareholders a regular forum for providing advisory input on our executive compensation, it best represents the preferences of many of our shareholders and this standard is consistent with most public companies.

Please cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting.

The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. This vote is advisory and non-binding on Amcor, and the Board may determine that it is in the best interests of the shareholders and Amcor to hold an advisory vote on executive compensation more or less frequently than the option receiving the most shareholder votes. We value our shareholders’ opinions and will consider the outcome of the Frequency Vote when determining how often to hold a say-on-pay vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “1 YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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IMPORTANT INFORMATION ABOUT THE PROXY MATERIALS AND VOTING YOUR SHARES

WHY AM I RECEIVING THESE PROXY MATERIALS?

The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on Tuesday, November 5, 2019. This proxy statement and the form of proxy or, in some cases, a Notice of Internet Availability, are being mailed to shareholders commencing on or about September 24, 2019.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the Internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual General Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

HOW WILL MY SHARES BE VOTED BY PROXY?

The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:

■	“FOR” the ten Director-nominees set forth herein;
■	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm;
■	“FOR” the non-binding, advisory vote approving our executive compensation; and
■	“1 year” on the frequency of the non-binding, advisory vote on executive compensation.

WHO WILL CONDUCT AND PAY FOR THE COST OF THIS PROXY SOLICITATION?

We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers or other regular employees without remuneration other than regular compensation. We have retained Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $30,000, plus reimbursement of out-of-pocket expenses.

WHO IS ENTITLED TO VOTE AT THE MEETING?

You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. US Eastern Time on September 16, 2019, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Time, on September 16, 2019, the record date for our Annual Meeting. As of the record date, there were 1,614,957,968 ordinary shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.

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WHAT DOES IT MEAN TO BE A SHAREHOLDER OF RECORD?

If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

WHAT DOES IT MEAN TO BENEFICIALLY OWN SHARES IN “STREET NAME”?

If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.

Under the NYSE rules, the only matter on which your broker can vote your shares without receiving instructions from you is the ratification of auditors. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.

WHAT DOES IT MEAN TO BE A HOLDER OF CHESS DEPOSITARY INTERESTS?

CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.

You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.

Under the rules governing CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the Annual Meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the Annual Meeting date to ensure that your vote will be counted.

WHAT IS THE REQUIRED QUORUM TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of a majority of the total voting rights of all the shareholders entitled to vote at the Annual Meeting.

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HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote is required to elect Directors and approve the ratification of PwC as our independent registered public accounting firm.

If the votes are equal on a proposal, the chairperson of the meeting has a casting vote.

The Say-on-Pay Vote and Frequency Vote are both advisory and non-binding. We will consider shareholders to have approved the Say-on-Pay Vote if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. We will consider our shareholders to have preferred the frequency option on the Frequency Vote that receives the most votes.

HOW ARE VOTES COUNTED?

Abstentions will be treated as shares that are present and entitled to vote, as will an election to withhold authority to vote for Directors. Accordingly, abstentions and elections to withhold authority will have the effect of a vote “Against” the particular matter, except in the case of the Say-on-Pay Vote and Frequency Vote for which an abstention will have no effect. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

HOW DO I VOTE MY SHARES BEFORE THE ANNUAL MEETING?

If you are a holder of ordinary shares listed on the NYSE, you may vote before the meeting by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the internet or on a paper copy, and (2) for shares held as a record holder and shares held in “street name.” You may request paper copies of the proxy statement and proxy card by following the instructions on the notice described below.

Holder	Method of voting
Holders of record	If you hold your ordinary shares as a record holder and you are viewing this proxy statement on the internet, you may vote by submitting a proxy over the internet or by telephone by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you. If you hold your ordinary shares as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you, or by using the toll-free number, or by submitting a proxy over the internet using the instructions on the proxy card.
Shares held in “street name”	If you hold your ordinary shares in street name, you will receive a notice from your broker with instructions on how to vote your shares. Your broker will allow you to deliver your voting instructions over the internet.
Holders of CDIs listed on the ASX	If you hold our CDIs, you will receive a notice from Computershare, which will allow you to make your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions from Computershare by following the instructions on the notice provided by Computershare.

Internet voting closes in the US at 11:59 p.m. US Eastern Time on Monday, November 4, 2019 for shares traded on the NYSE. CDI voting instructions must be received by 10:00 a.m. Australian Eastern Daylight Time on Friday, November 1, 2019 for holders of CDIs listed on the ASX.

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HOW DO I VOTE IN PERSON AT THE ANNUAL MEETING?

If you attend our Annual Meeting and want to vote in person, you may vote your shares in person by requesting a ballot at our Annual Meeting. Please note, however, that if your shares are held in street name, or if you hold CDIs, you must bring a legal proxy from the record holder of the shares (which is the broker, other nominee, or, in the case of CDI holders, CDN or its nominee), authorizing you to vote at our Annual Meeting. Please also see the Admission Policy below for additional requirements on attending the Annual Meeting.

HOW CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

You may revoke your proxy and change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of voting
Holders of record

■  Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83 Tower Road North, Warmly, Bristol BS30 8XP, United Kingdom;

■  Delivering another timely and later dated proxy;

■  Revoking by internet or by telephone before 11:59 pm US Eastern Time on November 4, 2019, for shares traded on the NYSE;

■  Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.

Stock held by brokers, banks and nominees and CDIs	You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

WHAT IS THE ADDRESS FOR THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE?

The mailing address of our principal executive office is:

Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

AMCOR plc | 2019 PROXY STATEMENT	36

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SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

PROPOSALS FOR INCLUSION IN PROXY STATEMENT

We must receive all shareholder proposals to be presented at the 2020 annual general meeting of shareholders that are requested to be included in the proxy statement and form of proxy relating thereto not later than May 27, 2020.

OTHER PROPOSALS AND NOMINEES

Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company. To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Accordingly, any such shareholder proposal or nomination for the 2020 annual general meeting of shareholders must be delivered no earlier than July 8, 2020 and no later than August 7, 2020.

NOTICE REQUIREMENTS

A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.

The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

AMCOR plc | 2019 PROXY STATEMENT	37

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IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 2019

The following materials are available for viewing on the internet:

■	Proxy statement for the 2019 Annual General Meeting of Shareholders;
■	2019 Annual Report to Shareholders; and
■	Annual report on Form 10-K for the fiscal year ended June 30, 2019.

To view the proxy statement, 2019 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

ADMISSION POLICY

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on November 5, 2019. CDI holders as of the record date may also attend. To be admitted to the meeting, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:

■	Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
■	E-mailing investor.relations@amcor.com; or
■	Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate Secretary.

Seating is limited. Tickets will be issued on a first-come, first-serve basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your share ownership as of the record date.If you hold CDIs, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Amcor plc

Head Office / UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom

UK Overseas Company Number: BR020803

Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey

Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

AMCOR plc | 2019 PROXY STATEMENT	38

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www.amcor.com

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amcor

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 4, 2019 for shares held directly and by 11:59 p.m. Eastern Time on October 31, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 4, 2019 for shares held directly and by 11:59 p.m. Eastern Time on October 31, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84967-P28622

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AMCOR PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Graeme Liebelt	☐	☐	☐
1b. Dr. Armin Meyer	☐	☐	☐
1c. Ronald Delia	☐	☐	☐
1d. Andrea Bertone	☐	☐	☐
1e. Karen Guerra	☐	☐	☐
1f. Nicholas (Tom) Long	☐	☐	☐
1g. Arun Nayar	☐	☐	☐
1h. Jeremy Sutcliffe	☐	☐	☐
1i. David Szczupak	☐	☐	☐
1j. Philip Weaver	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐
3. To approve, by non-binding, advisory vote, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To approve, by non-binding, advisory vote, the frequency of future executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E84968-P28622

AMCOR PLC
Annual General Meeting of Shareholders
November 5, 2019 - 9:00 a.m. Greenwich Mean Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Damien Clayton and Sheri Edison, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at The Langham Hotel located at 1C Portland Place, London W1B 1JA, United Kingdom, 9:00 a.m. Greenwich Mean Time on November 5, 2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side